Exhibit 99.1

GAP INC. REPORTS JULY SALES

Company Guides Q2 EPS Above Analyst Consensus

SAN FRANCISCO - August 6, 2009 - Gap Inc. (NYSE: GPS) today reported net sales of $924 million for the four-week period ended August 1, 2009, which represents a 7 percent decrease compared with net sales of $998 million for the four-week period ended August 2, 2008. The company's comparable store sales for July 2009 were down 8 percent compared with an 11 percent decrease in July 2008.

"We delivered July merchandise margins significantly above last year," said Sabrina Simmons, chief financial officer of Gap Inc. "We expect diluted earnings per share for the second quarter to be $0.30 to $0.32. We're pleased with this range of earnings and our consistently healthy merchandise margins."

Comparable store sales for July 2009 were as follows:

  Gap North America: negative 9 percent versus negative 6 percent last year
  Banana Republic North America: negative 7 percent versus negative 8 percent last year
  Old Navy North America: negative 8 percent versus negative 16 percent last year
  International: negative 4 percent versus negative 9 percent last year

Second Quarter Sales Results and Earnings Guidance

The company expects diluted earnings per share for the second quarter of fiscal year 2009 to be $0.30 to $0.32 on a GAAP basis, exceeding the current First Call estimate of $0.28.

For the thirteen weeks ended August 1, 2009, total company net sales were $3.24 billion, which is a decrease of 7 percent as compared with net sales of $3.50 billion for the thirteen weeks ended August 2, 2008. The company's second quarter comparable store sales decreased 8 percent compared with a decrease of 10 percent in the second quarter of the prior year.

Comparable store sales for the second quarter of fiscal year 2009 were as follows:

  Gap North America: negative 10 percent versus negative 6 percent last year
  Banana Republic North America: negative 15 percent versus negative 6 percent last year
  Old Navy North America: negative 4 percent versus negative 16 percent last year
  International: negative 5 percent versus negative 6 percent last year

For more detailed information regarding the company's July 2009 sales, please call 1-800-GAP-NEWS (1-800-427-6397) to listen to Gap Inc.'s monthly sales recording. International callers may call 706-634-4421.

Gap Inc. will release its second quarter earnings via press release on August 20, 2009, at 1:00 p.m. Pacific Time. In addition, the company will host a summary of Gap Inc.'s second quarter results in a live conference call and webcast at approximately 2:00 p.m. Pacific Time. The conference call can be accessed by calling 1-800-374-0168 and international callers may dial 706-634-0994. The webcast can be accessed at www.gapinc.com.

August Sales

The company will report August sales on September 3, 2009.

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding earnings per share for the second quarter of fiscal year 2009.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that additional information may arise during the company's close process or as a result of subsequent events that would require the company to make adjustments to the financial information. Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009. Readers should also consult the company's quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2009.

These forward-looking statements are based on information as of August 6, 2009. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy, Piperlime and Athleta brand names. Fiscal 2008 sales were $14.5 billion. Gap Inc. operates more than 3,100 stores in the United States, the United Kingdom, Canada, France, Japan and Ireland. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Europe, Latin America and the Middle East. For more information, please visit www.gapinc.com.

Investor Relations:

Aina Konold

(415) 427-4454

Media Relations:

Kris Marubio

(415) 427-1798